EXHIBIT 99.1

COMPUTATIONAL MATERIALS DISCLAIMER

The attached tables and other statistical analyses (the "Computational Materials") have been prepared and furnished to you by Goldman Sachs & Co. The issuer of the securities did not participate in the preparation of these Computational Materials and the issuer has not independently verified their accuracy or completeness.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' appropriateness in any particular context, nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither Goldman Sachs & Co. nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Prospective investors in the securities should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Although a registration statement (including the Base Prospectus) relating to the securities discussed in this communication has been filed with Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not yet been filed with the Securities and Exchange Commission. The Computational Materials do not include all of the information required to be included in the final prospectus supplement. Once available, a final prospectus and prospectus supplement may be obtained without charge by contacting the Goldman Sachs & Co. Trading Desk at [ ] , or by contacting Washington Mutual Mortgage Securities Corp. at 847-548-6500.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities, discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

Please be advised that the securities herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

WAMU 05-AR18 1A1

Settle 12/22/05
Flat rates
No Call

Spread to E curve						Spread to swaps

	10 CPB	20 CPB	25 CPB	30 CPB	35 CPB		10 CPB	20 CPB	25 CPB	30 CPB	35 CPB

99-17+	40	47	50	53	56	99-17+	45.1	51.0	54.0	56.6	60.9
99-18	39	46	49	52	54	99-18	44.5	50.1	52.8	55.2	59.2
99-18+	39	45	48	50	52	99-18+	44.0	49.1	51.6	53.7	57.4
99-19	38	44	46	49	51	99-19	43.4	48.1	50.4	52.2	55.7
99-19+	38	43	45	47	49	99-19+	42.8	47.2	49.2	50.8	53.9

WAL (yrs)	3.12	1.79	1.40	1.14	0.95

This information has been prepared and furnished to you by Goldman Sachs & Co.. The Issuer of the securities did not participate in the preparation of this information and the issuer has not independently verified the accuracy or completeness of this information. Goldman Sachs & Co. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction.
The information contained herein is preliminary and subject to change and supersedes information contained in any prior term sheet for this transaction. This preliminary term sheet does not contain all of the information required to be included in the final prospectus supplement.
Prospective investors in the securities should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website.
Although a registration statement (including the base prospectus) relating to the securities has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not yet been filed with the Securities and Exchange Commission. Once available, a final prospectus and prospectus supplement may be obtained without charge by contacting the Goldman Sachs & Co. trading desk at 212-357-9886 , or by contacting Washington Mutual Mortgage Securities Corp. at 847-548-6500.